Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
This Amendment No. 2 to Employment Agreement (this “Amendment”) is effective as of November 30, 2018 (the “Amendment Effective Date”), by and among Lyondell Chemical Company, a Delaware corporation (the “Company”), LyondellBasell Industries N.V., a public limited liability company formed under the laws of The Netherlands (the “Parent Company”), and Bhavesh (Bob) V. Patel (the “Executive” and, together with the Company and the Parent Company, the “Parties”).
WITNESSETH:
WHEREAS, the Company and Executive entered into that certain Employment Agreement dated December 18, 2014 but effective as of January 12, 2015 and amended as of March 6, 2017 (as amended, the “Agreement”);
WHEREAS, on June 1, 2018, the Company transitioned from a dual board structure to a single, unitary board of directors;
WHEREAS, the Parties desire to amend the Agreement in the manner set forth herein to reflect this transition; and
WHEREAS, the Compensation Committee of the Board of Directors of the Parent Company has approved the amendment of the Agreement in the manner reflected herein.
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:
1.    Supervisory Board and Other Changes. The following changes shall be made to the Agreement:
(a) All references in the Agreement to “Supervisory Board” are hereby replaced with “Board.”
(b) Section 1(b) is hereby amended by deleting the following: “(120 days for notice provided by the Executive)” and (120th day in the case of notice provided by the Executive)”.
(c) Section 2(a) is hereby amended as follows:
(i) In the first sentence, the words “and as Chairman of the Management Board of the Parent Company (the “Management Board”)” are deleted.
(ii) The second sentence is deleted.
(d) Section 4(d) is hereby amended by deleting the words “from the Management Board,” in clause (ii) thereof.
(e) Section 11 is hereby amended by inserting item (k) (the defined term “Supervisory Board”, now “Board”) in correct alphabetical order and renumbering all other defined terms accordingly.
(f) Section 12(b) is hereby amended by changing the Attention line for notice to the Company to “Attention: Chief Legal Officer”.
2.    Counterparts. This Amendment may be executed in one or more electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
3.    Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the Amendment Effective Date, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.
[Signatures begin on next page.]

The Parties have executed this Amendment No. 2 to Employment Agreement effective as of the Amendment Effective Date.

LYONDELLBASELL INDUSTRIES N.V.

By:	/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President and
Chief Legal Officer

LYONDELL CHEMICAL COMPANY

By:	/s/ Jeffrey A. Kaplan
Name:	Jeffrey A. Kaplan
Title:	Executive Vice President and
Chief Legal Officer

EXECUTIVE

/s/ Bhavesh V. Patel
Bhavesh (Bob) V. Patel

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